Exhibit 99.1

ASX Announcement

26 September 2023

Sev.en Global Investments to Acquire Majority Stake in Coronado Global Resources Inc.

Coronado Global Resources Inc. (ASX:CRN) (Coronado, or the Company) refers to the attached media release issued by Sev.en Global Investments (SGI) and The Energy & Minerals Group (EMG) announcing that SGI has signed a binding agreement to acquire all of EMG’s interest in Coronado1 (the acquisition).

Coronado was founded in 2011 by EMG, Garold (Gerry) Spindler and James Campbell. Since its inception, Coronado has grown via a series of acquisitions of high-quality metallurgical coal mines, producing less than 0.5 million tonnes from its first acquisition in 2013, to producing more than 16 million tonnes from a suite of mines in 2022, and with plans to grow to 20.5 million tonnes by 2025. As Coronado’s current Executive Chair, Gerry Spindler said: “I would like to thank EMG for its long-term support of Coronado and the management team. We look forward to Sev.en Global Investments becoming a significant investor in Coronado given their history as a long-term investor in the energy and mining industries and their focus on sustainable growth.”

As per the attached media release, Coronado notes the acquisition is subject to customary closing conditions, including regulatory approvals in the U.S. and Australia (which Coronado has been advised includes approval of Australia’s Foreign Investment Review Board (FIRB) and HSR approval by the Federal Trade Commission (FTC) and may also include approval by the Committee on Foreign Investment in the United States (CFIUS)).

Coronado expects to keep the market informed of any material developments related to the acquisition that are known to Coronado in accordance with its continuous disclosure obligations.

This announcement was authorised for release by the Board of Directors of Coronado Global Resources Inc.

For further information please contact:

Investors	Media

Andrew Mooney	Helen McCombie
P: +61 458 666 639	Citadel Magnus
E: amooney@coronadoglobal.com	P: +61 411 756 248
E: investors@coronadoglobal.com	E: hmccombie@citadelmagnus.com

1 Held in shares of common stock and/or CDIs through Coronado Group LLC, as well as the one share of preferred stock Series A held by Coronado Group LLC.

Cautionary Notice Regarding Forward–Looking Statements

This announcement contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company's control, as described in our Annual Report on Form 10-K filed with the ASX and SEC on 22 February 2023 (AEST), our Quarterly Report on Form 10-Q filed with the ASX and SEC on 9 May 2023 (AEST) and our Quarterly Report on Form 10-Q filed with the ASX and SEC on 8 August 2023 (AEST), as well as additional factors we may disclose from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au

Sev.en Global Investments to Acquire Majority Stake in Coronado Global Resources

FOR IMMEDIATE RELEASE

Prague, Czech Republic, September 25, 2023

Sev.en Global Investments has signed a binding agreement to acquire a 51% interest in Coronado Global Resources Inc. (CRN:ASX), a leading international producer of high-quality metallurgical coal from The Energy & Minerals Group (EMG).

Coronado Global Resources produces high-quality metallurgical coal from three mining complexes, in two of the largest and most productive metallurgical coal basins in the world – Queensland’s Bowen Basin in Australia and the Central Appalachian region of the United States. The annual coal production of approximately 16 million tonnes ranks the company among the top five producers of metallurgical coal in Australia and the United States. The total reserves of 550 million tonnes guarantees long-term access to the natural resource and provide opportunities for further expansion.

Alan Svoboda, CEO of Sev.en Global Investments stated “We are excited to become the majority shareholder of Coronado. The company is a global leader in metallurgical-coal mining, with world-class performance across its mines. We believe that Coronado has established a successful business strategy and we will support the company in continuation of its business strategy to grow and strengthen its position both in the US and Australia. This deal is a testament of our ability to grow rapidly and successfully and aligns with our long-term strategy for international growth in these two jurisdictions.”

The acquisition of a majority stake in Coronado will further solidify Sev.en GI’s position as a world leading producer of high-quality metallurgical coal, which is a crucial resource material to satisfy the global growing demand for steel with end use benefits in renewable and critical infrastructure.

John Raymond, Founder and Executive Chairman of EMG stated “We are pleased to enter into this transaction with Sev.en as it accomplishes EMG’s short-term objectives and contemporaneously leaves Coronado well positioned for continued long term success. When we formed Coronado twelve years ago, we did so with the objective of becoming one of the industry’s leading metallurgical coal businesses with a large-scale resource base, strong balance sheet and a best-in-class management team with whom we have created considerable value. With these constructs in place as we transition the business to Sev.en, the Coronado platform remains well positioned for the future given Sev.en’s deep understanding of metallurgical coal fundamentals complemented by their strong balance sheet and stated objective to continue to support and grow the business. Importantly, we wish to thank the management team for their dedication and hard work to achieve what has been accomplished to date and look forward to watching their continued success.”

The transaction is a subject to customary closing conditions, including regulatory approvals in the US and Australia.

About Sev.en Global Investments

Sev.en Global Investments is a Czech based investment group investing across a range of sectors, particularly in the power generation and mining. Sev.en GI operates on three continents - Europe, Australia, and North America.

In Australia, the investment portfolio includes Vales Point Power Station of Delta Electricity and Delta Coal´s Chain Valley Colliery, premium potash fertilizer producer – the SO4 company and Sev.en Royalties that holds mining rights over two operations.

In the United States, it is the owner of a met-coal mining company Blackhawk Mining with annual coal production of around 9 million tonnes and Golden Eagle Land Company holding mining rights to more than 2 billion tonnes of coal reserves.

Sev.en Global Investments is part of the Sev.en group whose beneficiary is Mr. Pavel Tykač, a prominent Czech entrepreneur and investor, ranking among top 300 World´s wealthiest people by the Forbes Real Time Billionaires.

For further information, please visit www.7gi.com.

Media Contact:

Veronika Diamantová

v.diamantova@7gi.com

+420 775 299 337

About Energy & Minerals Group

The Energy & Minerals Group (EMG) is the management company for a series of specialized private equity funds. The firm was founded by John Raymond (Founder, Executive Chairman and Co-CEO) and John Calvert (Co-CEO) in 2006. EMG focuses on investing across the various facets of the global natural resource industry that represent the foundational inputs for affordable and sustainable economic activity. EMG currently has approximately $14 billion of assets under management.

For further information, please visit www.emgtx.com.

Media Contact:

Laura Tyson

ltyson@emgtx.com

+1.713.579.5028